SPITZER & FELDMAN P.C.
                                405 Park Avenue
                               New York, NY 10022



                                January 28, 2000


Investa Management Co., Inc.
c/o American Data Services, Inc.
The Hauppauge Corporate Center
150 Motor Parkway
Hauppauge, NY 11788

         Re:       Investa Management Co., Inc.
                   THE SUPER INDEX FUND
                   THE INVESTMENTWIZARD FUND

Gentlemen:

         We have acted as counsel to Investa Management Co., Inc. (the "Company"), a Maryland corporation, in connection with the preparation and filing of Registration Statement No. 333-81147 on Form N-1A (the "Registration Statement") covering shares of Common Stock, par value $.001 per share, of the Company's two initial series, The Super Index Fund and The InvestmentWizard Fund (the "Funds").

         We have examined copies of the Articles of Incorporation and the By-Laws of the Company, the Registration Statement, Pre-Effective Amendment No. 1 to the Registration Statement, Pre-Effective Amendment No. 2 to the Registration Statement and such other corporate records, proceedings and documents, including the consents of the Board of Directors of the Company, as we have deemed necessary for the purpose of this opinion. In our examination of such material, we have assumed the genuineness of all signatures and the conformity to original documents of all copies submitted to us. As to various questions of fact material to such opinion, we have relied upon statements and certificates of officers and representatives of the Company and others.

         We are not admitted to the practice of law in any jurisdiction but the State of New York and we do not express any opinion as to the laws of other states or jurisdictions, except as to matters of Federal law. Matters governed by the laws of the State of Maryland have been addressed in a separate opinion letter issued by the firm of Venable, Baetjer and Howard, LLP, special Maryland counsel, a copy of which is attached hereto.


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         Based upon and subject to the foregoing, we are of the opinion that the shares of Common Stock, par value $.001 per share, of the Company, to be issued in accordance with the terms of the offering, as set forth in the Prospectus and Statement of Additional Information included as part of the Registration Statement, as amended, and when issued and paid for, will constitute validly authorized and legally issued shares of Common Stock, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us in the Funds' Prospectus and the Statement of Information, included as part of the Registration Statement.

                                          Very truly yours,


                                          SPITZER & FELDMAN P.C.